SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On October 14, 2005, CytRx Corporation (“CytRx”) entered into a First Amendment to Office Lease (the “First Amendment to Office Lease”) with Douglas Emmett 1993, LLC, pursuant to which CytRx extended the lease on its Los Angeles corporate headquarters, covering approximately 3,300 square feet, through June 30, 2008, and agreed to rent approximately 1,400 square feet of additional space in the same building for the same term to house the staff overseeing its clinical trial of arimoclomol for the treatment of ALS and potential future clinical trial programs. The rent for the leased space will be approximately $14,000 per month.
     A copy of the First Amendment to Office Lease is filed herewith as an exhibit to this report. The summary of matters set forth above is qualified by reference to that exhibit.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.
     There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
	By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Dated: October 20, 2005		President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
10.1	First Amendment to Office Lease dated October 14, 2005, by and between CytRx Corporation and Douglas Emmett 1993, LLC.